Exhibit 99.1

       AMIS Holdings, Inc. Reports Second Quarter 2005 Financial Results;
                          Revenue up 6% Sequentially;
                             Pro Forma EPS of $0.15

     POCATELLO, Idaho--(BUSINESS WIRE)--July 28, 2005--AMIS Holdings, Inc. (Nasdaq:AMIS), parent company of AMI Semiconductor, a leader in the design and manufacture of integrated mixed-signal solutions, today reported its financial results for the second quarter ended July 2, 2005.

     Financial Results

     Second quarter 2005 revenue was $122.5 million, an increase of six percent sequentially but a decline of nine percent compared to the second quarter of 2004. Gross margin for the second quarter of 2005 was 49.1 percent, an increase of 270 basis points sequentially, and an increase of 220 basis points year over year. Gross margin for the quarter included a $2.8 million net reduction in cost of revenue that is primarily the result of a capital spending and employment investment grant from the Belgian government. Excluding this amount, gross margin was 46.9 percent, in line with the Company's guidance for the quarter.
     Operating margin was 15.8 percent in the second quarter of 2005, an increase of 280 basis points sequentially, but a decrease of 290 basis points year over year. Excluding amortization of acquisition-related intangibles and restructuring charges, on a pro forma basis, operating margin for the second quarter 2005 was 17.6 percent, an increase of 330 basis points sequentially, but a decrease of 130 basis points year over year. Excluding the $2.8 million net reduction discussed above, pro forma operating margin in the second quarter was
15.3 percent.
     Net income for the second quarter of 2005 was $11.3 million, or $0.13 per diluted share, which compares to net income of $15.4 million or $0.18 per diluted share for the second quarter of 2004. Pro forma net income in the second quarter of 2005 was $12.9 million or $0.15 per diluted share, compared to pro forma net income of $15.5 million or $0.18 per diluted share in the second quarter of 2004. Pro forma net income in the second quarter of 2005 includes the $2.8 million net reduction discussed above as well as a charge to income taxes of $2.3 million to write-down the Company's deferred tax assets based on a lower blended U.S. statutory rate in accordance with SFAS No. 109, "Accounting for Income Taxes."
     Revenue for the first six months of 2005 was $238.4 million, a decrease of nine percent compared to the first six months of 2004. Pro forma net income for the first six months of 2005 was $23.5 million, or $0.27 per diluted share, compared to pro forma net income of $29.1 million or $0.34 per diluted share in the first six months of 2004. Pro forma net income excludes amortization of acquisition-related intangibles and restructuring charges, net of tax effects. In addition, the first quarter and first six months of 2005 also exclude charges related to debt refinancing activities in the first quarter 2005.
     "Business conditions rebounded as expected in the second quarter," stated Christine King, president and chief executive officer. "Our results from the quarter highlight our continued focus on leveraging core competencies across our target markets to drive top line growth. Looking forward, we still expect sequential growth through the balance of 2005. While third quarter orders support our outlook for sequential growth, fourth quarter backlog is weaker than normal at this time."
     Cash at the end of the second quarter was $75.8 million, a decrease of $11.5 million sequentially due primarily to a $5 million deposit in connection with the Flextronics Semiconductor acquisition announced on June 15, 2005. Capital expenditures during the second quarter of 2005 were $10.4 million.

     Business Outlook

     "We are pleased with our strong second quarter financial results," said David Henry, senior vice president and chief financial officer. "Our guidance for the third quarter of 2005 is as follows:

     --   Revenue is expected to be flat to up 3 percent sequentially,

     --   Gross margin is expected to be in the range of 47 to 48 percent,

     -- On a pro forma basis, operating margin is expected to be in the range of 15.5 to 16.5 percent,

     -- Effective tax rate for the third quarter is expected to be between 24 to 26 percent,

     -- Pro forma diluted earnings per share is expected to be in the range of $0.14 to $0.16,

     -- Capital expenditures are expected to remain at approximately seven percent of annual revenues,

     -- Depreciation and amortization is expected to be about $12.0 million in the third quarter."

     Conference Call and Webcast Information

     Christine King, president and CEO, along with David Henry, senior vice president and CFO, will host a conference call on July 28, 2005 at 5 p.m. ET, to discuss the Company's second quarter financial results and its updated business outlook. The web simulcast of this call will be available under the investor relations section of the Company's web site at http://www.amis.com. A webcast replay will be available at that same location until close of business August 11, 2005.

     About AMI Semiconductor

     AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art integrated mixed-signal products and structured digital products, AMIS is committed to providing customers with the optimal value, quickest time-to-market semiconductor solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of the United States, Europe and the Asia Pacific region.

     Forward-Looking Statements

     Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include general economic and political uncertainty, conditions in the semiconductor industry, changes in the conditions affecting our target markets, manufacturing underutilization, fluctuations in customer demand, raw material costs, exchange rates, timing and success of new products, competitive conditions in the semiconductor industry, risks associated with international operations and the other risks and uncertainties discussed in the Company's Form 10-K Annual Report for the year ended December 31, 2004, Form 10-Q Quarterly Reports and other reports filed with the SEC. The Company does not intend to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.


                         AMIS Holdings, Inc.
           Condensed Consolidated Statements of Operations
                      (In millions - Unaudited)

                                   Three Months Ended Six Months Ended
                                   ------------------ ----------------
                                   July 2,  June 26,  July 2, June 26,
                                    2005      2004     2005    2004
                                   -------- --------- ------- --------

Revenue                             $122.5    $134.5  $238.4   $262.8
Cost of revenue                       62.3      71.4   124.5    140.7
                                   -------- --------- ------- --------
Gross profit                          60.2      63.1   113.9    122.1

Operating expenses:
  Research & development              21.8      18.7    42.7     38.3
  Selling, general and
   administrative                     16.9      19.0    33.1     36.1
  Amortization of acquisition-
   related intangibles                 1.2       0.2     2.4      0.3
  Restructuring and impairment
   charges                             1.0        --     1.3       --
                                   -------- --------- ------- --------
                                      40.9      37.9    79.5     74.7
                                   -------- --------- ------- --------

Operating income                      19.3      25.2    34.4     47.4

Non-operating expenses, net            2.2       4.9    41.6      9.7
                                   -------- --------- ------- --------

Income (loss) before income taxes     17.1      20.3    (7.2)    37.7
Provision (benefit) for income
 taxes                                 5.8       4.9    (7.4)     8.8
                                   -------- --------- ------- --------
Net income                           $11.3     $15.4    $0.2    $28.9
                                   ======== ========= ======= ========

Earnings per share
  Basic                              $0.13     $0.19   $0.00    $0.35
  Diluted                            $0.13     $0.18   $0.00    $0.33

Weighted average shares
  Basic                               85.6      82.5    85.4     82.3
  Diluted                             87.9      86.3    87.9     86.3

Key Ratios & Information:
----------------------------------

Gross margin                          49.1%     46.9%   47.8%    46.5%
Operating margin                      15.8%     18.7%   14.4%    18.0%


                    AMIS Holdings, Inc.
Reconciliation of Operating Income to Pro Forma Operating
                           Income
                 (In millions - Unaudited)

                        Three Months Ended Six Months Ended
                        -----------------------------------
                        July 2,  June 26,  July 2, June 26,
                         2005      2004     2005    2004
                        -------- --------- ------- --------
Operating income          $19.3     $25.2   $34.4    $47.4
Adjustments to
 reconcile operating
 income to pro forma
 operating income:
  Amortization of
   acquisition-related
   intangible assets        1.2       0.2     2.4      0.3
  Restructuring and
   impairment charges       1.0        --     1.3       --
                        -------- --------- ------- --------
Pro forma operating
 income                   $21.5     $25.4   $38.1    $47.7
                        ======== ========= ======= ========


                    AMIS Holdings, Inc.
Reconciliation of Net Income (Loss) to Pro Forma Net Income
                 (In millions - Unaudited)

                            Three Months      Six Months
                                Ended            Ended
                           --------------------------------
                           July 2,  June    July 2,  June
                                     26,              26,
                             2005    2004     2005    2004
                           ------- -------  ------- -------
Net income                  $11.3   $15.4     $0.2   $28.9
Adjustments to reconcile
 net income to pro forma
 net income:
  Amortization of
   acquisition-related
   intangible assets          1.2     0.2      2.4     0.3
  Restructuring and
   impairment charges         1.0      --      1.3      --
  Costs associated with
   the tender of 10 3/4%
   notes                       --      --     28.0      --
  Write-off of deferred
   financing and other
   costs                       --      --      6.8      --
  Related tax effects        (0.6)   (0.1)   (15.2)   (0.1)
                           ------- -------  ------- -------
Pro forma net income        $12.9   $15.5    $23.5   $29.1
                           ======= =======  ======= =======


                    AMIS Holdings, Inc.
Pro forma Condensed Consolidated Statements of Operations
                 (In millions - Unaudited)

                       Three Months Ended  Six Months Ended
                       ------------------------------------
                        July 2,  June 26,  July 2, June 26,
                         2005      2004     2005    2004
                       --------- --------- ------- --------

Revenue                  $122.5    $134.5  $238.4   $262.8
Cost of revenue            62.3      71.4   124.5    140.7
                       --------- --------- ------- --------
Gross profit               60.2      63.1   113.9    122.1

Operating expenses:
  Research &
   development             21.8      18.7    42.7     38.3
  Selling, general and
   administrative          16.9      19.0    33.1     36.1
                       --------- --------- ------- --------
                           38.7      37.7    75.8     74.4
                       --------- --------- ------- --------

Pro forma operating
 income                    21.5      25.4    38.1     47.7

Non-operating
 expenses, net              2.2       4.9     6.8      9.7
                       --------- --------- ------- --------

Income before income
 taxes                     19.3      20.5    31.3     38.0
Provision for income
 taxes                      6.4       5.0     7.8      8.9
                       --------- --------- ------- --------
Pro forma net income      $12.9     $15.5   $23.5    $29.1
                       ========= ========= ======= ========

Pro forma earnings per
 share
  Basic                   $0.15     $0.19   $0.28    $0.35
  Diluted                 $0.15     $0.18   $0.27    $0.34

Weighted average
 shares
  Basic                    85.6      82.5    85.4     82.3
  Diluted                  87.9      86.3    87.9     86.3

Key Pro Forma Ratios
----------------------

Pro forma gross margin     49.1%     46.9%   47.8%    46.5%
Pro forma operating
 margin                    17.6%     18.9%   16.0%    18.2%

Pro forma condensed consolidated statements of operations are presented because we use them as an additional measure of our operating performance and we believe that these excluded charges enhance comparability between current and prior periods. Pro forma net income and pro forma earnings per share should not be considered as alternatives to net income, earnings per share or other consolidated operations data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance or as a measure of liquidity.


                         AMIS Holdings, Inc.
                Condensed Consolidated Balance Sheets
                            (In Millions)

                                               July 2,   December 31,
                                                2005         2004
                                             (unaudited)
                                             ----------- -------------
Assets
--------------------------------------------
Current assets:
  Cash and cash equivalents                       $75.8        $161.7
  Accounts receivable, net                         77.7          78.6
  Inventories                                      54.1          52.2
  Deferred tax assets                               5.1           6.5
  Prepaid expenses and other current assets        36.8          30.1
                                             ----------- -------------
Total current assets                              249.5         329.1

Property, plant and equipment, net                192.1         199.2
Goodwill, net                                      16.9          16.9
Other intangibles, net                             32.4          35.1
Deferred tax assets                                50.3          39.6
Other long-term assets                             29.0          23.3
                                             ----------- -------------

Total assets                                     $570.2        $643.2
                                             =========== =============

Liabilities and Stockholders' Equity
Current liabilities:
  Current portion of long-term debt                $2.1          $1.3
  Accounts payable                                 32.7          37.6
  Accrued expenses                                 43.1          62.4
  Income taxes payable                              0.6           1.3
                                             ----------- -------------
Total current liabilities                          78.5         102.6

Long-term debt, less current portion              207.4         252.2
Other long-term liabilities                         9.0           2.4
                                             ----------- -------------
Total liabilities                                 294.9         357.2

Stockholder's equity:
Common stock                                        0.9           0.8
Additional paid-in capital                        532.6         530.6
Accumulated deficit                              (270.4)       (270.6)
Deferred stock-based compensation                  (0.2)         (0.4)
Accumulated other comprehensive income             12.4          25.6
                                             ----------- -------------
Total stockholders' equity                        275.3         286.0

Total liabilities and stockholders' equity       $570.2        $643.2
                                             =========== =============


                         AMIS Holdings, Inc.
           Condensed Consolidated Statements of Cash Flows
                            (In Millions)

                                                  Six Months Ended:
                                               -----------------------
                                                 July 2,    June 26,
                                                  2005        2004
                                               (unaudited) (unaudited)
                                               ----------- -----------

Cash flows from operating activities
Net income                                           $0.2       $28.9
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization                      24.0        21.1
  Write-off of deferred financing costs               6.7          --
  Amortization of deferred financing costs            0.5         0.6
  Stock-based compensation expense                    0.2         1.0
  Provision for (benefit from) deferred income
   taxes                                            (10.3)        2.1
  Changes in operating assets and liabilities:
    Accounts receivable                              (3.5)      (21.5)
    Inventories                                      (4.4)        1.6
    Prepaid expenses and other assets                (2.1)        1.0
    Accounts payable and other accrued
     expenses                                       (19.6)       (7.0)
                                               ----------- -----------
Net cash provided by (used in) operating
 activities                                          (8.3)       27.8
Cash flows from investing activities
Purchases of property, plant and equipment          (14.1)      (16.2)
Proceeds from sale of property, plant and
 equipment                                             --         0.1
Deposit on pending purchase of a business            (5.0)         --
Change in restricted cash                            (1.4)         --
Change in other assets                               (5.0)       (1.5)
                                               ----------- -----------
Net cash used in investing activities               (25.5)      (17.6)
Cash flows from financing activities
Payments on long-term debt                         (254.0)       (0.3)
Proceeds from bank borrowings                       210.0          --
Deferred financing costs                             (2.9)         --
Proceeds from exercise of stock options               2.1         0.5
                                               ----------- -----------
Net cash provided by (used in) financing
 activities                                         (44.8)        0.2
Effect of exchange rate changes on cash and
 cash equivalents                                    (7.3)       (2.0)
                                               ----------- -----------
Net increase (decrease) in cash and cash
 equivalents                                        (85.9)        8.4
Cash and cash equivalents at beginning of
 period                                             161.7       119.1
                                               ----------- -----------
Cash and cash equivalents at end of period          $75.8      $127.5
                                               =========== ===========


     CONTACT: AMI Semiconductor, Pocatello
              Investor Relations
              Jimmie Blotter, 208-234-6732
              jimmie_blotter@amis.com